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                                                                  EXHIBIT 4.5(h)


                      FOURTH AMENDMENT TO CREDIT AGREEMENT

          FOURTH AMENDMENT, dated as of October 7, 2005 (this "Amendment"), to the Amended and Restated Credit Agreement, dated as of December 12, 2003 (amending and restating the Credit Agreement dated as of September 30, 1999) (as amended, supplemented, or otherwise modified from time to time, the "Credit Agreement"), among TENNECO AUTOMOTIVE INC., a Delaware corporation (the "Borrower"), the several lenders from time to time parties thereto (the "Lenders"), JPMORGAN CHASE BANK, N.A., a national banking association (as successor to JPMorgan Chase Bank), as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), and the other financial institutions named therein as agents for the Lenders (in such capacity, collectively, the "Other Agents").

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, the Borrower, the Lenders and the Administrative Agent and the Other Agents are parties to the Credit Agreement;

          WHEREAS, the Borrower has requested that the Credit Agreement be amended as set forth herein;

          WHEREAS, the Lenders, the Administrative Agent and the Other Agents are willing to agree to such amendment of the Credit Agreement, subject to the terms and conditions set forth herein;

          NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Borrower, the Lenders, the Administrative Agent and the Other Agents hereby agree as follows:

          1. Defined Terms. Unless otherwise defined herein, capitalized terms which are defined in the Credit Agreement, as amended hereby, are used herein as therein defined.

          2. Amendments to Credit Agreement.

             (a) Section 1.1 of the Credit Agreement is hereby amended by

               (i) adding the following new definitions in proper alphabetical order:

          "Cash Management Obligations": as defined in the Guarantee and Collateral Agreement.

          "Cash Pooling Agreement": an agreement, substantially in the form of the Cash Pooling Agreement draft dated July 21, 2005 ("Draft Pooling Agreement") by and among Borrower and/or any of its Subsidiaries, on the one hand, and one or more banks or similar financing institutions, on the other hand, together with any documents evidencing or governing any obligations relating thereto (including any guarantee agreements and security documents contemplated by or customary in connection with the Draft Pooling Agreement), in each case as such agreements may be amended (including any

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     amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring obligations (or adding Foreign Subsidiaries as additional parties or other Subsidiaries as guarantors thereunder) under such agreement or any successor or replacement agreement and whether by the same or any other lender or group of lenders, provided that the terms of any such amendment, restatement, supplement or modification, extension, refinancing, replacement or other agreement are similar in all material respects to those in the Draft Pooling Agreement. The Cash Pooling Agreement provides a cash management system for Foreign Subsidiaries of the Borrower, and obligations of Foreign Subsidiaries thereunder may be guaranteed by the Borrower and its Domestic Subsidiaries, provided, however, that neither the Borrower nor any of its Domestic Subsidiaries may grant a security interest in the Collateral or their other assets for the purpose of such guarantee except to the extent the secured party is a Lender (or any Affiliate of a Lender).

          "Fourth Amendment": the Fourth Amendment dated as of October 7, 2005 to this Agreement.

          "Fourth Amendment Effective Date": the date on which the conditions set forth in Section 4 of the Fourth Amendment shall have been satisfied, which date is October 20, 2005.

               (ii) in the definition of "Obligations", adding (A) the phrase "Cash Management Obligations," after the phrase "the Letters of Credit," and (B) the phrase "or Cash Management Obligations" after the phrase "(or, in the case of the Hedge Agreements".

             (b) Section 2.6(c) of the Credit Agreement is amended by (i) deleting the amount "$80,000,000" and substituting therefor the phrase "$50,000,000 after the Fourth Amendment Effective Date", (ii) deleting the amount "$300,000,000" and substituting therefor the amount "$350,000,000", (iii) adding after the phrase "shall accept" which appears in the third sentence the phrase "and shall be deemed to have accepted" and (iv) adding after the phrase "shall make" which appears in the third sentence the phrase "and shall be deemed to have made".

             (c) Section 2.13 of the Credit Agreement is amended by deleting paragraph (f).

             (d) Section 7.2 of the Credit Agreement is amended by (i) deleting the word "and" from the end of clause (k), (ii) deleting the period from the end of clause (l) and substituting therefor the phrase "; and" and (iii) adding the following at the end thereof:

             (m) Indebtedness in respect of Cash Management Obligations, including the Cash Pooling Agreement, or guarantees thereof, including the guarantee set forth in Section 2.1(f) of the Guarantee and Collateral Agreement.

             (e) Section 7.3 of the Credit Agreement is amended by deleting from paragraph (p) the phrase "7.2(k)" and substituting therefor the phrase "7.2(l)".

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             (f) Section 7.3 of the Credit Agreement is amended by (i) deleting the word "and" from the end of clause (o), (ii) deleting the period from the end of clause (p) and substituting therefor the phrase "; and " and (iii) adding the following at the end thereof:

             (q) Liens on cash, cash equivalents, deposit accounts and similar items of Foreign Subsidiaries securing Cash Management Obligations, including obligations in respect of any Cash Pooling Agreement, and guarantees by the Borrower or any of its Subsidiaries of such Cash Management Obligations or other Obligations (it being understood that the Borrower and the Domestic Subsidiaries may not provide a security interest in the Collateral or their other assets for Cash Management Obligations or obligations under any Cash Pooling Agreement to benefit Foreign Subsidiaries except to the extent the secured party is a Lender (or any Affiliate of a Lender)).

             (g) Section 7.9 of the Credit Agreement is amended by deleting the last sentence and substituting therefor the following:

          Notwithstanding the foregoing, as long as no Default or Event of Default has occurred and is continuing the Borrower may purchase and cancel or redeem its Senior Subordinated Notes from the Net Cash Proceeds of Permitted Refinancing Indebtedness or from the Net Cash Proceeds of shares of common stock of the Borrower, in each case issued within 180 days prior to such purchase and cancellation or redemption.

             (h) Section 7.15 of the Credit Agreement is amended by deleting the phrase "substantially concurrently therewith" from the last sentence and substituting therefor, "in each case within 180 days prior to such purchase and cancellation or redemption".

          3. Representations and Warranties. The Borrower hereby confirms that the representations and warranties set forth in Section 4 of the Credit Agreement, as amended by this Amendment, are true and correct in all material respects as if made as of the Fourth Amendment Effective Date (except such representations and warranties as are made as of a particular date, which such representations and warranties shall be true and correct in all material respects as if made as of such date). The Borrower represents and warrants that, after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

          4. Effectiveness. This Amendment shall become effective as of the date the conditions below are satisfied (the "Fourth Amendment Effective Date"):

             (a) Amendment. The Administrative Agent shall have received this Amendment executed and delivered by the Administrative Agent, the Borrower and the Required Lenders (or, in the case of any Lender, a lender addendum or joinder agreement in a form specified by the Administrative Agent).

             (b) Amendment of the Guarantee and Collateral Agreement. The Administrative Agent shall have received the First Amendment to the Guarantee and Collateral Agreement, executed and delivered by an authorized officer of the Borrower and each other

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Loan Party. The Lenders authorize the Administrative Agent to execute and deliver such First Amendment.

          5. Continuing Effect of the Credit Agreement. This Amendment shall not constitute an amendment or waiver of any provision of the Credit Agreement not expressly referred to herein and shall not be construed as a waiver or consent to any further or future action on the part of the Borrower that would require a waiver or consent of the Lenders, the Administrative Agent or the Other Agents. Except as expressly amended hereby, the provisions of the Credit Agreement are and shall remain in full force and effect.

          6. Counterparts. This Amendment may be executed by the parties hereto in any number of separate counterparts (including telecopied counterparts), each of which shall be deemed to be an original, and all of which taken together shall be deemed to constitute one and the same instrument.

          7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

                                        TENNECO AUTOMOTIVE INC.



                                        By:  /s/ John E. Kunz
                                           ---------------------------------
                                           Name: John E. Kunz
                                           Title: Vice President and Treasurer



                                        JPMORGAN CHASE BANK, N.A., as
                                        Administrative Agent and as a Lender



                                        By:  /s/ Richard W. Duker
                                           ---------------------------------
                                           Name: Richard W. Duker
                                           Title: Managing Director